UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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Golden Minerals Company

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Golden Minerals Announces Intent to Adjourn 2021 Annual Meeting of Stockholders

GOLDEN, CO—/GLOBE NEWSWIRE/—May 13, 2021– Golden Minerals Company (NYSE American and TSX: AUMN) (“Golden Minerals”, “Golden” or “the Company”) announced today that it intends to call to order and then immediately adjourn its virtual annual meeting of stockholders commencing Thursday May 13, 2021, at 1:00 p.m. Mountain Time. The adjournment of the virtual annual meeting of stockholders will be until 1:00 p.m. (Mountain Time) on June 10, 2021. No changes have been, or are expected to be, made to the record date or the proposals to be brought before the Annual Meeting, which are presented in the previously distributed proxy statement. The Company has decided to adjourn the virtual annual meeting in order to provide additional time to solicit proxies with respect to proposals presented to the stockholders for approval, specifically, the proposal to amend the Company’s certificate of incorporation to increase the Company’s authorized common stock from 200,000,000 to 350,000,000 shares (“Charter Amendment”). Although nearly 90% of the shares represented by proxies received to date have approved the Charter Amendment proposal, the number of votes in favor of the proposal has not yet reached a majority of the Company’s outstanding common stock, which is required for passage. The Company’s board recommends a vote in favor of the Charter Amendment for the reasons described in the proxy statement, including the need to have sufficient authorized common stock in order to permit the future issuance of common stock to support the growth and expansion of the Company’s business, including future acquisition of mining properties or other companies engaged in the mining business.

Further information regarding the matters to be acted upon at the Annual Meeting is set forth in the proxy statement and other proxy materials for the Annual Meeting. The proxy statement and related materials are available at http://www.proxydocs.com/AUMN. Stockholders of record may submit their votes for matters to be considered at the annual meeting until the polls are formally closed. Stockholders who have already voted in accordance with the instructions contained in the proxy statement and related materials do not need to submit new proxy cards or give new voting instructions unless they wish to change their votes. Stockholders who have not yet voted can still use the proxy cards and voting instruction forms previously provided to them. The Company’s Board of Directors encourages all stockholders to review the proxy statement carefully before voting.

About Golden Minerals

Golden Minerals is a Delaware corporation based in Golden, Colorado. The Company is primarily focused on operations at its Rodeo property in Mexico, advancing its Velardeña property in Mexico and, through partner-funded exploration, its El Quevar silver property in Argentina, as well as acquiring and advancing mining properties in Mexico, Argentina, and Nevada.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, and applicable Canadian securities legislation, including statements regarding expectations surrounding the anticipated meeting date for the annual meeting. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. Additional risks relating to Golden Minerals may be found in the periodic and current reports filed with the SEC by Golden Minerals, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

For additional information please visit http://www.goldenminerals.com/ or contact

Golden Minerals Company

Karen Winkler, Director of Investor Relations, (303) 839-5060

SOURCE: Golden Minerals Company

GOLDEN MINERALS COMPANY

350 Indiana Street – Suite 650 – Golden, Colorado 80401 – Telephone (303) 839-5060